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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              September 10, 1998
                               (Date of Report)


                               THE RICEX COMPANY
              (Exact Name of Registrant as Specified in Charter)

                        Commission File Number 000-24285


         DELAWARE                                                680412200
(State or Other Jurisdiction                                  (I.R.S. Employer
    of Incorporation)                                        Identification No.)

             1241 Hawk's Flight Court, El Dorado Hills, CA   95762
                    (Address of Principal Executive Offices)

                                 (916) 933-3000
                         (Registrant's Telephone Number)


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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

On September 10, 1998, The RiceX Company issued and sold 1,000,000 shares of common stock to Heldomo, A.G., a Swiss corporation for $1,500,000. The shares were issued without registration under the Securities Act in reliance upon Regulation S under the Securities Act. The Company paid commissions and fees totaling $135,000 to an investment advisor in connection with the transaction. Also in connection with the transaction, Heldomo, A.G. received warrants to purchase up to 1,000,000 shares of The RiceX Company common stock. Impact Capital Partners, the Company's investment advisor, and its nominees also received 75,000 warrants. The Heldomo, A.G. and the Impact Capital warrants are exercisable at an exercise price of $1.50 per share during the first year from the date of issuance and at an exercise price of $1.8125 per share thereafter, subject to adjustment in certain events. The warrants expire two years from the date of issuance.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE RICEX COMPANY


Date: 9/24/98                           /s/ Allen J. Simon
                                        ------------------------------
                                        Chief Executive Officer